Exhibit 99.1

SURGERY PARTNERS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2017 RESULTS

NASHVILLE, Tenn., March 1, 2018 (GLOBE NEWSWIRE)  - Surgery Partners, Inc. (NASDAQ:SGRY) ("Surgery Partners" or the "Company"), a leading provider of surgical services, today announced results for the fourth quarter and full year ended December 31, 2017.
Highlights for the Fourth Quarter 2017:

•	Revenues increased 50.4% to $460.3 million

•	Same-facility revenues increased 1.6% to $492.8 million

•	Net loss of $(40.0) million in the fourth quarter 2017, inclusive of net non-cash charges of $38.7 million related to the estimated impact of the Tax Cuts and Jobs Act

•	Adjusted EBITDA increased 27.5% to $63.9 million

•	Diluted net loss per share of $(0.83), including a net impact of $(0.80) per share related to the aforementioned impact of the Tax Cuts and Jobs Act

Highlights for 2017:

•	Revenues increased 17.1% to $1.3 billion

•	Same-facility revenues increased 4.7% over 2016 to $1.8 billion

•	Net loss of $(79.0) million inclusive of net non-cash charges of $38.7 million related to the estimated impact of the Tax Cuts and Jobs Act

•	Adjusted EBITDA decreased 8.4% over 2016 to $164.3 million

•	Normalized Adjusted EBITDA increased 2.7% to $184.2

•	Diluted net loss per share of $(1.64), including a net impact of $(0.80) per share related to the aforementioned impact of the Tax Cuts and Jobs Act
Wayne DeVeydt, Chief Executive Officer of Surgery Partners, stated, “I am excited to have joined Surgery Partners at this critical juncture for our Company. At a time when the industry is focused on combating the increased cost of healthcare through more affordable, high quality solutions, our unique business model has the Company positioned on the right side of the cost equation and fully aligned with the goals and objectives of consumers, physicians, and payors.”
Mr. DeVeydt continued, “As we look to build upon our solid fourth quarter results, in the near-term we are focused on payor alignment, physician recruitment to fuel our growth objectives, and leveraging our national scale with the assets from NSH in the fold. We anticipate these efforts to have a positive contribution to the business in 2018, with more material increases in 2019 as we begin to recognize the full benefit of these efforts. We remain committed to playing a critical role to lower costs and improve patient outcomes across the healthcare landscape with a focus on the areas where we can win as we seek to enhance the value proposition for all of our stakeholders.”
Fourth Quarter 2017 Results
Total revenues for the fourth quarter of 2017 increased 50.4% to $460.3 million from $306.0 million for the fourth quarter of 2016. Same-facility revenues for the fourth quarter of 2017 increased 1.6% from the same period last year, with 0.5% decrease in same facility cases more than offset by 2.1% increase in revenue per case. For the fourth quarter of 2017, the Company’s net loss was $40.0 million compared to net income of $16.9 million for the same period last year. For the fourth quarter of 2017, the Company’s Adjusted EBITDA increased 27.5% to $63.9 million compared to $50.1 million for the same period last year.
Results for the fourth quarter of 2017 include a net non-cash charge of $38.7 million related to the estimated impact of the Tax Cuts and Jobs Act on our deferred tax assets and liabilities. This estimate may be refined as further information becomes available.

Full Year 2017 Results
Total revenues for 2017 increased 17.1% to $1.3 billion from $1.1 billion for 2016. Same-facility revenues for 2017 increased 4.7% from 2016. The increase was driven by 0.9% case growth and 3.8% increase in revenue per case. For the full year 2017, the Company’s net loss was $79.0 million compared to net income of $9.5 million for the same period last year. For the year 2017, the Company’s Adjusted EBITDA decreased 8.4% to $164.3 million compared to $179.3 million for 2016.
Liquidity
Surgery Partners had cash and cash equivalents of $175 million at December 31, 2017 and availability of approximately $72 million under its revolving credit facility. Net operating cash flow, including operating cash flow less distributions to non-controlling interests, was $27.4 million for the fourth quarter of 2017. For the full year, net operating cash flow was $37.1 million. The Company’s ratio of total net debt to EBITDA, as calculated under the Company’s credit agreement, at the end of the fourth quarter of 2017, was 7.2x.
David Kretschmer, Interim CFO of Surgery Partners, commented, “Having recently assumed both the interim CFO role as well as my long-term appointment as Chief Strategy and Transformation officer, I am impressed by the strength of our team and the many assets we have in place at Surgery Partners. I firmly believe that our strong balance sheet, favorable market opportunities, and competitive positioning will provide an ideal foundation to evolve our business towards the next level of growth. I look forward to leading the Company’s finance organization in the near-term while also working with the rest of the leadership team to further develop and execute a long-term strategy that drives growth and value across all of our various stakeholders during this important time for the organization.”
Guidance
The Company expects to provide 2018 guidance on the fourth quarter and full year 2017 conference call.
Conference Call Information
Surgery Partners will hold a conference call today, March 1, 2018 at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-451-6152, or for international callers, 1-201-389-0879. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13676851. The replay will be available until March 15, 2018.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.surgerypartners.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about Surgery Partners, please visit the company's website at www.surgerypartners.com. Surgery Partners uses its website as a channel of distribution for material Company information. Financial and other material information regarding Surgery Partners is routinely posted on the Company's website and is readily accessible.
About Surgery Partners
Headquartered in Brentwood, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 180 locations in 32 states, including ambulatory surgery centers, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities. For additional information, visit www.surgerypartners.com.
Forward-Looking Statements
This press release contains forward-looking statements, including those regarding growth and our anticipated operating results for 2017 and other similar statements. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to, the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2017 and June 30, 2017, filed on November 9, 2017 and August 9, 2017, respectively.

Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances. In addition, the financial information for the fiscal year ended December 31, 2017 is unaudited and subject to quarter-end and year-end adjustments in connection with the completion of our customary financial closing procedures. Such changes could be material.
Use of Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, Surgery Partners has presented the following non-GAAP financial measures: Normalized Revenues, EBITDA, Adjusted EBITDA and Normalized Adjusted EBITDA, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

SURGERY PARTNERS, INC.
SELECTED CONSOLIDATED FINANCIAL DATA
(Amounts in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenues	$460,346	$306,001	$1,341,219	$1,145,438
Operating expenses:
Salaries and benefits	133,619	90,774	416,552	357,175
Supplies	125,987	72,755	354,337	269,239
Professional and medical fees	33,807	20,372	102,992	81,185
Lease expense	21,010	13,435	64,371	52,147
Other operating expenses	24,281	16,911	75,548	61,450
Cost of revenues	338,704	214,247	1,013,800	821,196
General and administrative expenses (1)	21,376	18,041	75,950	60,246
Depreciation and amortization	18,474	10,567	51,928	39,551
Provision for doubtful accounts	8,765	8,281	28,752	24,212
Income from equity investments	(2,607)	(1,757)	(6,467)	(4,764)
(Gain) loss on disposal or impairment of long-lived assets, net	(328)	658	1,720	2,355
Merger transaction and integration costs	4,487	2,377	13,054	8,738
Loss on debt refinancing	—	—	18,211	11,876
Gain on litigation settlement	(8,740)	(14,101)	(12,534)	(14,101)
Gain on acquisition escrow release	(167)	—	(1,167)	—
Electronic health records incentive expense (income)	38	(677)	(260)	(408)
Other (income) expense	—	(42)	(2)	55
Total operating expenses	380,002	237,594	1,182,985	948,956
Operating income	80,344	68,407	158,234	196,482
Gain on amendment to tax receivable agreement	—	—	16,392	—
Tax receivable agreement benefit (expense)	25,329	—	25,329	(3,733)
Interest expense, net	(32,857)	(25,708)	(117,669)	(100,571)
Income before income taxes	72,816	42,699	82,286	92,178
Income tax expense	71,850	4,599	53,550	7,095
Net income	966	38,100	28,736	85,083
Less: Net income attributable to non-controlling interests	(33,142)	(21,238)	(81,721)	(75,630)
Net (loss) income attributable to Surgery Partners, Inc.	(32,176)	16,862	(52,985)	9,453
Less: Amounts attributable to participating securities (2)	(7,848)	—	(26,047)	—
Net (loss) income attributable to common stockholders	$(40,024)	$16,862	$(79,032)	$9,453

Net (loss) income per share attributable to common stockholders
Basic	$(0.83)	$0.35	$(1.64)	$0.20
Diluted (3)	$(0.83)	$0.35	$(1.64)	$0.20
Weighted average common shares outstanding
Basic	48,319,851	48,019,652	48,187,844	48,018,944
Diluted (3)	48,319,851	48,217,454	48,187,844	48,190,738
(1) Includes contingent acquisition compensation expense of $1.4 million and $2.0 million for the three months ended December 31, 2017 and 2016, respectively. Includes contingent acquisition compensation expense of $7.1 million and $5.1 million for the years ended December 31, 2017 and 2016, respectively.
(2) Includes accrued dividends of $7.8 million for the three months ended December 31, 2017. Includes accrued dividends of $10.4 million and a mark to redemption adjustment of $15.6 million for the Series A Preferred Stock for the year ended December 31. 2017. There were no participating securities during the 2016 periods.
(3) The impact of potentially dilutive securities for three months and year ended December 31, 2017 was not considered because the effect would be anti-dilutive in those periods.

SURGERY PARTNERS, INC.
Selected Financial and Operating Data
(Amounts in thousands, except shares and per share amounts)

	December 31, 2017	December 31, 2016

Balance Sheet Data (at period end):
Cash and cash equivalents	$174,914	$69,699
Total current assets	563,225	361,955
Total assets	4,622,773	2,304,958

Current maturities of long-term debt	58,726	27,822
Total current liabilities	303,005	186,725
Long-term debt, less current maturities	2,130,556	1,414,421
Total liabilities	2,656,041	1,799,763

Total Surgery Partners, Inc. stockholders' equity	654,731	9,677
Non-controlling interests—non-redeemable	681,879	314,997
Total stockholders' equity	1,336,610	324,674

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$54,447	$32,376	$120,943	$125,239
Investing activities	(35,890)	(30,354)	(783,449)	(184,749)
Capital expenditures	(8,987)	(10,732)	(29,600)	(39,109)
Investments in new businesses	(28,086)	(20,387)	(755,102)	(146,405)
Financing activities	(43,344)	12,468	767,721	71,276
Distributions to non-controlling interests	(27,046)	(16,335)	(83,833)	(65,778)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Other Data:
Number of surgical facilities as of the end of period	124	104	124	104
Number of consolidated surgical facilities as of the end of period	108	94	108	94

Cases	136,108	113,234	468,443	428,742
Revenue per case	$3,382	$2,702	$2,863	$2,672
Normalized Revenues	$460,346	$306,001	$1,364,791	$1,145,438
Adjusted EBITDA	$63,895	$50,058	$164,301	$179,263
Adjusted EBITDA as a % of revenues	13.9%	16.4%	12.3%	15.7%
Normalized Adjusted EBITDA	$63,895	$50,058	$184,169	$179,263
Normalized Adjusted EBITDA as a % of normalized revenues	13.9%	16.4%	13.5%	15.7%
Adjusted EPS- Basic	$(1.39)	$0.19	$(1.76)	$0.67
Adjusted EPS- Diluted	$(1.39)	$0.19	$(1.76)	$0.66

SURGERY PARTNERS, INC.
Supplemental Information
(Unaudited, in thousands, except cases and growth rates)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Same-facility Information:
Cases (3) (4)	146,786	147,519	550,405	545,718
Case growth	(0.5)%	N/A	0.9%	N/A
Revenue per case (3) (4)	$3,357	$3,287	$3,309	$3,189
Revenue per case growth	2.1%	N/A	3.8%	N/A

(3) Same-facility revenues include revenues from our consolidated and non-consolidated surgical facilities (excluding facilities acquired in new markets or divested during the current and prior periods) along with the revenues from our ancillary services comprised of a diagnostic laboratory, multi-specialty physician practices, urgent care facilities, anesthesia services, optical services and specialty pharmacy services that complement our surgical facilities in our existing markets.
(4) The normalization impact of the hurricanes and the non-recurring adjustment to revenue on the same-facility information above was $23.6 million in revenues and 2,828 cases for the year ended December 31, 2017.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Segment Revenues:
Surgical facility services	$438,863	$275,849	$1,253,183	$1,042,097
Ancillary services	18,885	27,869	76,921	90,836
Optical services	2,598	2,283	11,115	12,505
Total revenues	$460,346	$306,001	$1,341,219	$1,145,438

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Adjusted EBITDA:
Surgical facility services	$82,813	$60,900	$229,672	$214,218
Ancillary services	(990)	3,544	(8,781)	12,685
Optical services	543	304	2,950	3,308
All other	(18,471)	(14,690)	(59,540)	(50,948)
Total adjusted EBITDA	63,895	50,058	164,301	179,263

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, Amounts in thousands)

The following table reconciles normalized revenues to revenues, the most directly comparable U.S. GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Condensed Consolidated Statements of Operations Data:
Revenues	$460,346	$306,001	$1,341,219	$1,145,438
Hurricane estimated impact	—	—	8,000	—
Reserve adjustment	—	—	15,572	—
Normalized Revenues	$460,346	$306,001	$1,364,791	$1,145,438

The following table reconciles Normalized Adjusted EBITDA and Adjusted EBITDA to income before income taxes in the reported condensed consolidated financial information, the most directly comparable U.S. GAAP financial measure:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Normalized Adjusted EBITDA	$63,895	$50,058	$184,169	$179,263
Hurricane estimated impact	—	—	(5,000)	—
Reserve adjustment	—	—	(14,868)	—
Adjusted EBITDA (5)	63,895	50,058	164,301	179,263

Net income attributable to non-controlling interests	33,142	21,238	81,721	75,630
Depreciation and amortization	(18,474)	(10,567)	(51,928)	(39,551)
Interest expense, net	(32,857)	(25,708)	(117,669)	(100,571)
Non-cash stock compensation expense	(204)	(695)	(5,584)	(2,021)
Contingent acquisition compensation expense	(1,377)	(2,032)	(7,039)	(5,092)
Merger transaction, integration and practice acquisition costs (6)	(5,873)	(3,038)	(17,007)	(11,617)
Gain on litigation settlement	8,740	14,101	12,534	14,101
Gain on acquisition escrow	167	—	1,167	—
Gain (loss) on disposal or impairment of long-lived assets, net	328	(658)	(1,720)	(2,355)
Gain on amendment to tax receivable agreement	—	—	16,392	—
Tax receivable agreement benefit (expense)	25,329	—	25,329	(3,733)
Loss on debt refinancing	—	—	(18,211)	(11,876)
Income before income taxes	$72,816	$42,699	$82,286	$92,178
(5) The above table reconciles Adjusted EBITDA to income before income taxes as reflected in the unaudited condensed consolidated statements of operations.
When we use the term “Adjusted EBITDA,” it is referring to income before income taxes minus (a) net income attributable to non-controlling interests plus (b) depreciation and amortization, (c) interest expense, net, (d) non-cash stock compensation expense, (e) contingent acquisition compensation expense, (f) merger transaction, integration and practice acquisition costs, minus (g) gain on litigation settlement, (h) gain on acquisition escrow release, (plus)/minus (i) (loss)/gain on disposal or impairment of long-lived assets, net, minus (j) gain on amendment to tax receivable agreement, (plus)/minus (k) tax receivable agreement (expense)/benefit and plus (l) loss on debt refinancing. We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess operating performance, make business decisions and allocate resources. Non-controlling interests represent the interests of third parties, such as physicians, and in some cases, healthcare systems that own an interest in surgical facilities that we consolidate for financial reporting purposes. We believe that it is helpful to investors to present Adjusted EBITDA as defined above because it excludes the portion of net income attributable to these third-party interests and clarifies for investors our portion of Adjusted EBITDA generated by our surgical facilities and other operations.
Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating our financial performance. We believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

(6) This amount includes merger transaction and integration costs of $4.5 million and $2.4 million for the three months ended December 31, 2017 and 2016, respectively, and practice acquisition costs of $1.4 million and $0.6 million for the three months ended December 31, 2017 and 2016, respectively.
This amount includes merger transaction and integration costs of $13.1 million and $8.7 million for the years ended December 31, 2017 and 2016, respectively, and practice acquisition costs of $3.9 million and $2.9 million for the years ended December 31, 2017 and 2016, respectively.

SURGERY PARTNERS, INC.
Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except shares and per share amounts)

From time to time, the Company incurs certain non-recurring gains or losses that are normally nonoperational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, Surgery Partners’ management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that certain investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides adjusted net income per share attributable to common stockholders as a supplement to its comparable GAAP measure of net income per share attributable to common stockholders. Adjusted net income per share attributable to common stockholders should not be considered a measure of financial performance under GAAP, and the items excluded from adjusted net income per share attributable to common stockholders are significant components in understanding and assessing financial performance. Adjusted net income per share attributable to common stockholders should not be considered in isolation or as an alternative to net income per share attributable to common stockholders as presented in the consolidated financial statements.
The following table reconciles net income as reflected in the consolidated statements of operations to adjusted net income used to calculate adjusted net income per share attributable to common stockholders:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Consolidated Statements of Operations Data:
Net Income	$966	$38,100	$28,736	$85,083
Less:
Net income attributable to non-controlling interests	33,142	21,238	81,721	75,630
Amounts attributable to participating securities (6)	7,848	—	26,047	—
Plus:
Non-cash stock compensation expense	204	695	5,584	2,021
Contingent acquisition compensation expense	1,377	2,032	7,039	5,092
Merger transaction, integration and practice acquisition costs	5,873	3,038	17,007	11,617
Gain on litigation settlement	(8,740)	(14,101)	(12,534)	(14,101)
Gain on acquisition escrow	(167)	—	(1,167)	—
(Gain) loss on disposal or impairment of long-lived assets, net	(328)	658	1,720	2,355
Gain on amendment to tax receivable agreement	—	—	(16,392)
Tax receivable agreement (benefit) expense	(25,329)	—	(25,329)	3,733
Loss on debt refinancing	—	—	18,211	11,876
Adjusted net (loss) income attributable to common stockholders	$(67,134)	$9,184	$(84,893)	$32,046

Adjusted net (loss) income per share attributable to common stockholders
Basic	$(1.39)	$0.19	$(1.76)	$0.67
Diluted (7)	$(1.39)	$0.19	$(1.76)	$0.66
Weighted average common shares outstanding
Basic	48,319,851	48,019,652	48,187,844	48,018,944
Diluted (7)	48,319,851	48,217,454	48,187,844	48,190,738

(6) Includes accrued dividends of $7.8 million for the three months ended December 31, 2017. Includes accrued dividends of $10.5 million and a mark to redemption adjustment of $15.6 million for the Series A Preferred Stock for the year ended December 31. 2017. There were no participating securities during the 2016 periods.
(7) The impact of potentially dilutive securities for the three months and year ended December 31, 2017 was not considered because the effect would be anti-dilutive in each of those periods.

In connection with the Preferred Private Placement and the Private Sale, as previously disclosed on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017, the Company elected to apply “pushdown” accounting with the change of control effective August 31, 2017, by applying the guidance in Accounting Standards Codification Topic ("ASC") 805, Business Combinations. Accordingly, the consolidated financial statements of the Company for periods before and after August 31, 2017 will reflect different bases of accounting, and the financial positions and results of operations of those periods are not comparable. Throughout the Company's consolidated financial statements and the accompanying notes therein to be filed on or before March 16, 2018, periods prior to the change of control are identified as "Predecessor" and periods after the change of control are identified as "Successor."
The following table reconciles the consolidated statement of operations for the year ended December 31, 2017 presented above, to the Successor and Predecessor periods:

	Successor	Predecessor
	September 1 to December 31,	January 1 to August 31,
	2017	2017

Revenues	$592,604	$748,615
Operating expenses:
Salaries and benefits	175,403	241,149
Supplies	161,015	193,322
Professional and medical fees	45,061	57,931
Lease expense	27,868	36,503
Other operating expenses	32,281	43,267
Cost of revenues	441,628	572,172
General and administrative expenses (8)	29,153	46,797
Depreciation and amortization	21,804	30,124
Provision for doubtful accounts	12,455	16,297
Income from equity investments	(3,319)	(3,148)
(Gain) loss on disposal or impairment of long-lived assets, net	5	1,715
Merger transaction and integration costs	7,470	5,584
Loss on debt refinancing	—	18,211
Gain on litigation settlement	(8,740)	(3,794)
Gain on acquisition escrow release	(167)	(1,000)
Electronic health records incentive expense (income)	45	(305)
Other income	—	(2)
Total operating expenses	500,334	682,651
Operating income	92,270	65,964
Gain on amendment to tax receivable agreement	1,098	15,294
Tax receivable agreement benefit	25,329	—
Interest expense, net	(48,740)	(68,929)
Income before income taxes	69,957	12,329
Income tax (benefit) expense	71,639	(18,089)
Net income	(1,682)	30,418
Less: Net income attributable to non-controlling interests	(39,634)	(42,087)
Net loss attributable to Surgery Partners, Inc.	(41,316)	(11,669)
Less: Amounts attributable to participating securities (9)	(26,047)	—
Net loss attributable to common stockholders	$(67,363)	$(11,669)

Net loss per share attributable to common stockholders
Basic	$(1.39)	$(0.24)
Diluted (10)	$(1.39)	$(0.24)
Weighted average common shares outstanding
Basic	48,319,193	48,121,404
Diluted (10)	48,319,193	48,121,404
(8) Includes contingent acquisition compensation expense of $2.0 million for the four months ended December 31, 2017 (Successor), and contingent acquisition compensation expense of $5.1 million for the eight months ended August 31, 2017 (Predecessor).

(9) Includes accrued dividends of $10.5 million and the mark to redemption adjustment of $15.6 million for the Series A Preferred Stock for the four months ended December 31, 2017 (Successor). There were no participating securities during the Predecessor period.
(10) The impact of potentially dilutive securities for both periods presented was not considered because the effect would be anti-dilutive.

The following table reconciles the selected cash flow data for the year ended December 31, 2017 as presented above to the Successor and Predecessor periods:

	Successor	Predecessor
	September 1 to December 31,	January 1 to August 31,
	2017	2017

Cash Flow Data:
Net cash provided by (used in):
Operating activities	$53,225	$67,718
Investing activities	(38,893)	(744,556)
Capital expenditures	(10,827)	(18,773)
Investments in new businesses	(29,249)	(725,853)
Financing activities	(53,624)	821,345
Distributions to non-controlling interests	(33,490)	(50,343)

The following table reconciles the revenues by segment for the year ended December 31, 2017 as presented above to the Successor and Predecessor periods:

	Successor	Predecessor
	September 1 to December 31,	January 1 to August 31,
	2017	2017

Revenues:
Surgical facility services	$564,458	$688,725
Ancillary services	24,660	52,261
Optical services	3,486	7,629
Total revenues	$592,604	$748,615

The following table reconciles the Adjusted EBITDA tables for the year ended December 31, 2017 as presented above to the Successor and Predecessor periods:

	Successor	Predecessor
	September 1 to December 31,	January 1 to August 31,
	2017	2017

Adjusted EBITDA:
Surgical facility services	$103,760	$125,912
Ancillary services	(2,255)	(6,526)
Optical services	736	2,214
All other	(23,504)	(36,036)
Total Adjusted EBITDA	78,737	85,564

Net income attributable to non-controlling interests	39,634	42,087
Depreciation and amortization	(21,804)	(30,124)
Interest expense, net	(48,740)	(68,929)
Non-cash stock compensation expense	(1,887)	(3,697)
Contingent acquisition compensation expense	(1,982)	(5,057)
Merger transaction, integration and practice acquisition costs (11)	(9,330)	(7,677)
Gain on litigation settlement	8,740	3,794
Gain on acquisition escrow release	167	1,000
Gain (loss) on disposal or impairment of long-lived assets, net	(5)	(1,715)
Gain on amendment to tax receivable agreement	1,098	15,294
Tax receivable agreement benefit	25,329	—
Loss on debt refinancing	—	(18,211)
Income before income taxes	$69,957	$12,329
(11) This amount includes merger transaction and integration costs of $7.5 million for the four months ended December 31, 2017 (Successor) and $5.6 million for the eight months ended August 31, 2017 (Predecessor).
This amount includes practice acquisition costs of $1.9 million for the four months ended December 31, 2017 (Successor) and $2.1 million for the eight months ended August 31, 2017 (Predecessor).

Contact

R. David Kretschmer, CSTO and Interim CFO
Surgery Partners, Inc.
(615) 234-8940
IR@surgerypartners.com